--------------------------------------------------------------------------------
EXHIBIT 99 - PRESS RELEASE DATE OCTOBER 27, 2003
FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
--------------------------------------------------------------------------------

Contact:  Daryl R. Forsythe, CEO
          Michael J. Chewens, CFO
          NBT Bancorp Inc.
          52 South Broad Street
          Norwich, NY 13815
          607-337-6416




           NBT BANCORP ANNOUNCES QUARTERLY EARNINGS OF $11.8 MILLION;
                             DECLARES CASH DIVIDEND

     NORWICH, NY (October 27, 2003) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today that net income for the quarter ended September 30, 2003 was $11.8 million, or $0.36 per diluted share, up 6% from $11.4 million, or $0.34 per diluted share for the same period a year ago. Return on average assets and return on average equity were 1.21% and 16.06%, respectively, for the quarter ended September 30, 2003, compared with 1.23% and 15.95%, respectively, for the same period in 2002. The increase in net income for the quarter ended September 30, 2003 was primarily the result of a $1.9 million increase in noninterest income that was partially offset by a $1.3 million decrease in net interest income.

     Net income for the nine months ended September 30, 2003 was $35.2 million, or $1.07 per diluted share, up 6% compared with $33.8 million or $1.01 per diluted share for the first nine months of 2002. Return on average assets and return on average equity were 1.24% and 16.09%, respectively, for the nine months ended September 30, 2003, compared with 1.24% and 16.37%, respectively, for the same period in 2002. The increase in net income for the nine months ended September 30, 2003 was primarily the result of a $4.4 million increase in noninterest income that was partially offset by a $3.2 million decrease in net interest income.

     NBT Chairman, President and CEO Daryl R. Forsythe stated, "We are pleased with our performance for the third quarter and for the year thus far. In spite of the challenging interest rate environment and economic conditions that have been less than robust, we achieved solid earnings from strong growth in noninterest income and loans, improved asset quality and effective expense control. Our continued focus on growing customer relationships and providing the highest level of customer service underscores our strong commitment to the fundamentals of community banking."

LOAN AND LEASE QUALITY AND PROVISION FOR LOAN AND LEASE LOSSES

     Nonperforming loans at September 30, 2003 were $16.5 million or 0.65% of total loans and leases compared with $30.7 million or 1.30% of total loans and leases at September 30, 2002 and $26.4 million or 1.12% of total loans and leases at December 31, 2002. The Company's allowance for loan and lease losses was 1.63% of loans and leases at September 30, 2003 compared to 1.83% at September 30, 2002 and 1.70% at December 31, 2002. The ratio of the allowance for loan and lease losses to nonperforming loans improved to 253.05% at September 30, 2003 from 141.00% at September 30, 2002 and 152.18% at December 31, 2002. Annualized net charge-offs to average loans and leases for the nine months ended September 30, 2003, were 0.24%, down from the 0.46% annualized ratio for the nine months ended September 30, 2002, and down from the ratio for the year ended December 31, 2002 of 0.58%. Mr. Forsythe commented, "I am extremely pleased with the positive loan quality trends over the last several quarters. Our team has worked hard to integrate previous acquisitions and reduce the overall level of nonperforming loans. We are focused on continuing to grow the loan portfolio while maintaining a high standard of quality."

     For the quarter and nine months ended September 30, 2003, the provision for loan and lease losses totaled $2.4 million and $5.8 million, respectively, compared with the $2.4 million and $6.5 million for the same periods in 2002.
The provision for the quarter ended September 30, 2003 remained relatively unchanged when compared with the same period in the prior year and was higher than the previous two quarters of the current fiscal year, due mainly to strong loan growth. The decrease in the provision for loan and lease losses for the nine months ended September 30, 2003 when compared with the same period in 2002 was due primarily to lower net charge-offs and a decrease in nonperforming loans.

NET  INTEREST  INCOME

     Net interest income was down 4% to $35.4 million for the quarter ended September 30, 2003, compared to $36.7 million for the same period a year ago. The decrease in net interest income was attributable to the decline in the Company's net interest margin, which was 4.00% for the quarter ended September 30, 2003, down from the 4.35% for the same period in 2002. Net interest income for the nine months ended September 30, 2003 decreased 3% to $106.9 million from $110.1 million in the same period for 2002. The Company's net interest margin was 4.19% for the nine months ended September 30, 2003 compared to 4.47% for the same period a year ago. The compression of net interest margin during the nine months and quarter ended September 30, 2003 compared to the same periods last year resulted from earning assets repricing down at a faster rate than interest-bearing liabilities. This net interest margin compression was also affected by a high level of prepayments from mortgage-related loans and securities, the proceeds of which were reinvested at lower rates. Additionally, prepayments from mortgage-related securities accelerated the rate of amortization of premiums during quarter ended September 30, 2003, resulting in a lower net interest margin.

NONINTEREST  INCOME

     Noninterest income for the quarter ended September 30, 2003 was $10.0 million, up $1.9 million or 24% from $8.0 million for the same period in 2002. Service charges on deposit accounts for the quarter ended September 30, 2003 increased $0.6 million or 18% over the same period in 2002. The increase in service charges on deposit accounts resulted primarily from higher overdraft fees. The increase in overdraft fees was driven primarily by the combination of continued growth in core deposit products as well as several pricing adjustments implemented during 2002 and 2003. Broker/dealer and insurance revenue increased $0.4 million or 27% for the quarter ended September 30, 2003 over the same period in 2002, driven by the Company's initiative to offer these products throughout the Bank branch network, this initiative was implemented at the end of 2002. Income from bank owned life insurance (BOLI) increased $0.4 million for the quarter ended September 30, 2003 over the same period in the prior year resulting from the purchase of $30 million in BOLI in June 2003.

     Noninterest income for the nine months ended September 30, 2003 was $27.7 million, up $4.4 million or 19% from $23.3 million for the same period in 2002. Service charges on deposit accounts for the nine months ended September 30, 2003 increased $1.7 million or 17% over the same period in 2002. The increase in service charges on deposit accounts resulted primarily from higher revenue collected for overdraft fees and continued growth in core deposits. Other income for the nine months ended September 30, 2003 increased $0.8 million or 12% over the same period in 2002. The increase in other income was driven primarily by strong growth in ATM fees. Securities transactions resulted in a $0.1 million net gain for the nine months ended September 30, 2003 and a $0.4 million net loss for the same period in 2002 primarily as a result of a write-down of an impaired security. Also, broker/dealer and insurance revenue increased $0.5 million or 12%, due primarily to the previously mentioned initiative related to the sale of these products throughout the Bank's 111-branch network. Revenue from trust services increased $0.6 million or 25% for the nine months ended September 30, 2003 over the same period in 2002, due in part to higher fees collected for estate management services as well as an increase in assets under management resulting from improved stock market conditions and an increase in the number of managed trust accounts.

NONINTEREST  EXPENSE

     Noninterest expense for the quarter ended September 30, 2003 was $25.8 million, up $0.5 million or 2% from $25.3 million for the same period in 2002. The increase in noninterest expense resulted primarily from an increase in salaries and benefits of $0.8 million. The increase in salaries and benefits was driven primarily by higher salaries expense resulting from an increase in full-time-equivalent employees and merit increases.

     Noninterest expense for the nine months ended September 30, 2003 was $77.5 million, up $0.9 million or 1% from $76.6 million for the same period in 2002. The increase in noninterest expense was due primarily to increases in other operating expense, salaries and employee benefits and occupancy expense partially offset by decreases in loan collection and OREO expenses and professional fees and outside services. Other operating expense increased $1.4 million, primarily from a $0.6 million charge for the writedown of venture capital investments and increased insurance costs. Loan collection and OREO expenses decreased $1.0 million from gains on the sale of OREO and a decrease in nonperforming loans. Professional fees and outside services decreased $0.9 million primarily from a $0.4 million charge related to an adverse judgement against the Company in 2002 as well as legal fees incurred during 2002 for the recovery of deposit overdraft writeoffs.

BALANCE  SHEET

     Total assets were $4.0 billion at September 30, 2003 up $0.3 billion from $3.7 billion at September 30, 2002. Loans and leases increased $0.2 billion or 8% from $2.4 billion at September 30, 2002 to $2.6 billion at September 30, 2003. Loan growth has increased at an annual rate of 11% from December 31, 2002 levels. Loan growth was fueled primarily by consumer loans and residential real estate, which experienced strong growth during the second and third quarters of 2003. Total deposits were $3.0 billion at September 30, 2003, up $0.1 billion from $2.9 billion at September 30, 2002. Core deposits, which include checking, savings and money market accounts increased $0.2 billion or 15% from $1.6 billion at September 30, 2002 to $1.8 billion at September 30, 2003 offset by a $0.2 billion decrease in time deposits during the same period. Stockholders' equity was $304.7 million representing a Tier 1 leverage ratio of 6.77% at September 30, 2003 compared with $287.7 million or a Tier 1 leverage ratio of 6.60% at September 30, 2002.

DIVIDEND  DECLARED

     The NBT Board of Directors declared a third quarter cash dividend of $0.17 per share at a meeting held today. The dividend will be paid on December 15, 2003 to shareholders of record as of December 1, 2003.

CORPORATE  OVERVIEW

     NBT is a financial services holding company headquartered in Norwich, NY, with combined assets of $4.0 billion at September 30, 2003. The Company primarily operates through one full-service community bank with three geographic divisions and through a financial services company. NBT Bank, N.A. has 111 locations, including 44 NBT Bank offices and 27 Central National Bank offices in upstate New York and 40 Pennstar Bank offices in northeastern Pennsylvania. Mr. Forsythe commented "On October 6, 2003, we opened our 111th full service office, located in Guilderland, New York. This opening of this Central National Bank location expands our presence in the Capital Region to six branches. We are excited about the opportunity to offer our brand of community banking to a larger customer base in this important market." NBT also provides financial services products through M. Griffith, Inc. More information about NBT's banking divisions can be found on the Internet at www.nbtbank.com, www.pennstarbank.com
                                           ---------------  --------------------
and  www.canajocnb.com.
     -----------------

FORWARD-LOOKING  STATEMENTS

     This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp Inc. and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT's control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

     FINANCIAL TABLES APPEAR ON FOLLOWING PAGES (7-11).

                                                    NBT BANCORP INC.
                                              SELECTED FINANCIAL HIGHLIGHTS
                                                       (unaudited)

                                                                                                NET         PERCENT
                                                       2003                2002               CHANGE        CHANGE
                                                       ----                ----               ------        -------
                                               (dollars in thousands, except share and
                                                           per share data)

THREE MONTHS ENDED SEPTEMBER 30,
Net Income                                      $          11,848   $          11,412   $             436        4%
Diluted Earnings Per Share                      $            0.36   $            0.34   $            0.02        6%
Weighted Average Diluted
  Common Shares Outstanding                            32,864,477          33,294,750            (430,273)      -1%
Return on Average Assets                                     1.21%               1.23%              -0.02%      -2%
Return on Average Equity                                    16.06%              15.95%               0.11%       1%
Net Interest Margin                                          4.00%               4.35%              -0.35%      -8%
===================================================================================================================

NINE MONTHS ENDED SEPTEMBER 30,
Net Income                                      $          35,222   $          33,755   $           1,467        4%
Diluted Earnings Per Share                      $            1.07   $            1.01   $            0.06        6%
Weighted Average Diluted
  Common Shares Outstanding                            32,767,180          33,330,096            (562,916)      -2%
Return on Average Assets                                     1.24%               1.24%               0.00%       0%
Return on Average Equity                                    16.09%              16.37%              -0.28%      -2%
Net Interest Margin                                          4.19%               4.47%              -0.28%      -6%
===================================================================================================================

===================================================================================================================
ASSET QUALITY                                      SEPTEMBER 30,       DECEMBER 31,        SEPTEMBER 30,
                                                       2003                2002                2002
                                                       ----                ----                ----
Nonaccrual Loans                                $          15,274   $          24,009   $          29,481
90 Days Past Due and Still Accruing             $           1,194   $           1,976   $             838
Troubled Debt Restructuring Loans               $               0   $             409   $             412
Total Nonperforming Loans                       $          16,468   $          26,394   $          30,731
Other Real Estate Owned (OREO)                  $           1,871   $           2,947   $           3,092
Total Nonperforming Loans and OREO              $          18,339   $          29,341   $          33,823
Nonperforming Securities                        $             619   $           1,122   $           1,312
Total Nonperforming Assets                      $          18,958   $          30,463   $          35,135
Allowance for Loan and Lease Losses             $          41,672   $          40,167   $          43,330
Year-to-Date (YTD) Net Charge-Offs              $           4,284   $          13,652   $           7,943
Allowance to Loans and Leases                                1.63%               1.70%               1.83%
Total Nonperforming Loans to Loans and Leases                0.65%               1.12%               1.30%
Total Nonperforming Assets to Assets                         0.47%               0.82%               0.94%
Allowance to Nonperforming Loans                           253.05%             152.18%             141.00%
Annualized Net Charge-Offs to
    YTD Average Loans and Leases                             0.24%               0.58%               0.46%
===================================================================================================================

CAPITAL
Equity to Assets                                             7.53%               7.85%               7.71%
Book Value Per Share                            $            9.32   $            8.96   $            8.79
Tangible Book Value Per Share                   $            7.79   $            7.47   $            7.31
Tier 1 Leverage Ratio                                        6.77%               6.73%               6.60%
Tier 1 Capital Ratio                                         9.78%               9.93%               9.74%
Total Risk-Based Capital Ratio                              11.03%              11.18%              10.98%
===================================================================================================================

-------------------------------------------------------------------------------------------------------
QUARTERLY COMMON STOCK PRICE*                          2003               2002                2001
Quarter End                                       High     Low       High     Low       High       Low
                                                -------  ------    -------  ------    ---------  ------
March 31                                        $ 18.60  $16.76     $15.15  $13.15     $17.50    $13.25
June 30                                           19.94   17.37      19.32   14.00      25.42**   14.30
September 30                                      21.76   19.24      18.50   16.36      17.30     13.50
December 31                                                          18.60   14.76      15.99     12.55
-------------------------------------------------------------------------------------------------------

*historical NBT Bancorp Inc. only

**This price was reported on June 29, 2001, a day on which the Nasdaq Stock Market experienced computerized trading disruptions which, among other things, forced it to extend its regular trading session and cancel its late trading session. Subsequently the Nasdaq Stock Market recalculated and republished several closing stock prices (not including NBT Bancorp Inc., for which had reported a closing price of $19.30). Excluding trading on June 29, 2001, the high sales price for the quarter ended June 30, 2001 was $16.75.

                                                   NBT BANCORP INC.
                                             SELECTED FINANCIAL HIGHLIGHTS
                                                      (UNAUDITED)

                                                                                                Net      Percent
                                                             2003               2002           Change     Change
                                                             ----               ----           ------     ------
                                                       (dollars in thousands, except share
                                                                 and per share data)
BALANCE SHEET AS OF SEPTEMBER 30,
Loans & Leases                                         $       2,550,466  $       2,367,688  $ 182,778         8%
Earning Assets                                         $       3,743,218  $       3,450,443  $ 292,775         8%
Total Assets                                           $       4,047,237  $       3,729,947  $ 317,290         9%
Deposits                                               $       2,971,049  $       2,921,965  $  49,084         2%
Stockholders' Equity                                   $         304,690  $         287,652  $  17,038         6%
=================================================================================================================

AVERAGE BALANCES
QUARTER ENDED SEPTEMBER 30,
Loans & Leases                                         $       2,527,099  $       2,350,015  $ 177,084         8%
Securities AFS (excluding unrealized gains or losses)  $         966,254  $         965,055  $   1,199         0%
Securities HTM                                         $          99,812  $          86,840  $  12,972        15%
Trading Securities                                     $              69  $             260      ($191)      -73%
Regulatory Equity Investment                           $          29,469  $          22,718  $   6,751        30%
Short-Term Interest Bearing Accounts                   $           1,573  $          15,374   ($13,801)      -90%
Total Earning Assets                                   $       3,624,276  $       3,440,262  $ 184,014         5%
Total Assets                                           $       3,902,609  $       3,683,209  $ 219,400         6%
Interest Bearing Deposits                              $       2,491,467  $       2,457,053  $  34,414         1%
Non-Interest Bearing Deposits                          $         469,432  $         426,733  $  42,699        10%
Short-Term Borrowings                                  $         212,568  $         106,018  $ 106,550       101%
Long-Term Borrowings                                   $         369,843  $         350,650  $  19,193         5%
Trust Preferred Debentures *                           $          17,000  $               0  $  17,000         -
Total Interest Bearing Liabilities                     $       3,090,878  $       2,913,721  $ 177,157         6%
Stockholders' Equity                                   $         292,886  $         283,810  $   9,076         3%
=================================================================================================================

AVERAGE BALANCES
NINE MONTHS ENDED SEPTEMBER 30,
Loans & Leases                                         $       2,433,665  $       2,330,096  $ 103,569         4%
Securities AFS (excluding unrealized gains or losses)  $         973,318  $         939,634  $  33,684         4%
Securities HTM                                         $          88,923  $          96,009    ($7,086)       -7%
Trading Securities                                     $             157  $             198       ($41)      -21%
Regulatory Equity Investment                           $          25,668  $          21,582  $   4,086        19%
Short-Term Interest Bearing Accounts                   $           3,549  $          13,584   ($10,035)      -74%
Total Earning Assets                                   $       3,525,280  $       3,401,103  $ 124,177         4%
Total Assets                                           $       3,791,955  $       3,636,846  $ 155,109         4%
Interest Bearing Deposits                              $       2,482,195  $       2,470,560  $  11,635         0%
Non-Interest Bearing Deposits                          $         449,520  $         415,033  $  34,487         8%
Short-Term Borrowings                                  $         145,038  $          89,521  $  55,517        62%
Long-Term Borrowings                                   $         357,967  $         329,623  $  28,344         9%
Trust Preferred Debentures *                           $           5,610  $               0  $   5,610         -
Total Interest Bearing Liabilities                     $       2,990,810  $       2,889,704  $ 101,106         3%
Stockholders' Equity                                   $         293,364  $         276,305  $  17,059         6%
=================================================================================================================

*  - The Company adopted Statement of Financial Accounting Standards (SFAS)
     No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" on July 1, 2003. The adoption of SFAS No. 150 resulted in the reclassification of $17 million of guaranteed preferred beneficial interests in the Company's junior subordinated debentures from minority interest to liabilities. This standard is applied on a prospective basis, accordingly, interest cost associated with these debentures is classified as interest expense for the quarter ended September 30, 2003 and is classified as capital securities expense as a component of noninterest expense for the first two quarters of 2003.

NBT BANCORP INC. AND SUBSIDIARIES                                   SEPTEMBER 30,   December 31,   September 30,
CONSOLIDATED BALANCE SHEETS (UNAUDITED)                                  2003           2002            2002
-----------------------------------------------------------------------------------------------------------------
(in thousands)

ASSETS
Cash and due from banks                                             $      120,905  $     121,824  $      133,739
Short term interest bearing accounts                                         2,098          2,799           5,671
Trading securities, at fair value                                               57            203             237
Securities available for sale, at fair value                             1,076,053      1,007,583         993,786
Securities held to maturity (fair value of $99,020, $84,517, and            97,499         82,514          87,272
89,880, at September 30, 2003, December 31, 2002 and
September 30, 2002, respectively)
Federal Reserve and Federal Home Loan Bank stock                            35,218         23,699          22,630
Loans and leases                                                         2,550,466      2,355,932       2,367,688
Less allowance for loan and lease losses                                    41,672         40,167          43,330
=================================================================================================================
  Net loans and leases                                                   2,508,794      2,315,765       2,324,358
Premises and equipment, net                                                 61,857         61,261          61,193
Goodwill                                                                    47,521         46,121          46,121
Intangible assets, net                                                       2,474          2,246           2,413
Bank owned life insurance                                                   30,412              -               -
Other assets                                                                64,349         59,711          52,527
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $    4,047,237  $   3,723,726  $    3,729,947
=================================================================================================================

LIABILITIES, GUARANTEED PREFERRED BENEFICIAL
INTERESTS IN COMPANY'S JUNIOR SUBORDINATE
DEBENTURES AND CAPITAL
Deposits:
 Demand (noninterest bearing)                                       $      482,703  $     449,201  $      452,250
 Savings, NOW, and money market                                          1,364,568      1,183,603       1,156,204
 Time                                                                    1,123,778      1,289,236       1,313,511
-----------------------------------------------------------------------------------------------------------------
  Total deposits                                                         2,971,049      2,922,040       2,921,965
Short-term borrowings                                                      331,964        105,601         113,242
Long-term debt                                                             369,721        345,475         350,603
Trust preferred debentures                                                  17,000              -               -
Other liabilities                                                           52,813         41,228          39,485
-----------------------------------------------------------------------------------------------------------------
  Total liabilities                                                      3,742,547      3,414,344       3,425,295

Guaranteed preferred beneficial interests in
  Company's junior subordinated debentures                                       -         17,000          17,000


Total stockholders' equity                                                 304,690        292,382         287,652
-=================================================================================================================

TOTAL LIABILITIES, GUARANTEED PREFERRED
BENEFICIAL INTERESTS IN COMPANY'S JUNIOR
SUBORDINATE DEBENTURES AND CAPITAL                                  $    4,047,237  $   3,723,726  $    3,729,947
=================================================================================================================

                                                                      Three months ended              Nine months ended
NBT BANCORP INC. AND SUBSIDIARIES                                        September 30,                   September 30,
CONSOLIDATED STATEMENTS OF INCOME                                    2003            2002            2003            2002
------------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                                                    (Unaudited)

INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $       39,881  $      41,970   $      119,036  $     125,587
Securities available for sale                                            9,871         13,778           32,540         42,075
Securities held to maturity                                                840          1,010            2,586          3,309
Other                                                                      196            253              854            852
------------------------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                               50,788         57,011          155,016        171,823
------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                                10,920         15,748           35,572         49,004
Short-term borrowings                                                      704            417            1,363          1,052
Long-term debt                                                           3,586          4,139           10,982         11,633
Trust preferred debentures                                                 181              -              181              -
------------------------------------------------------------------------------------------------------------------------------
  Total interest expense                                                15,391         20,304           48,098         61,689
------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                     35,397         36,707          106,918        110,134
Provision for loan and lease losses                                      2,436          2,424            5,789          6,527
------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses           32,961         34,283          101,129        103,607
------------------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                      958            743            2,966          2,366
Service charges on deposit accounts                                      4,164          3,531           11,531          9,820
Broker/dealer and insurance revenue                                      1,763          1,393            4,905          4,371
Net securities gains (losses)                                               18             (6)              83           (439)
Bank owned life insurance                                                  398              -              412              -
Other                                                                    2,672          2,380            7,757          7,136
------------------------------------------------------------------------------------------------------------------------------
  Total noninterest income                                               9,973          8,041           27,654         23,254
------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                          12,486         11,720           37,205         36,591
Office supplies and postage                                              1,104          1,116            3,188          3,240
Occupancy                                                                2,143          2,032            6,851          6,297
Equipment                                                                1,909          1,672            5,619          5,204
Professional fees and outside services                                   1,421          1,446            3,963          4,843
Data processing and communications                                       2,640          2,705            8,081          7,868
Amortization of intangible assets                                          158            177              475            610
Loan collection and other real estate owned                                448            570            1,204          2,245
Capital securities                                                           -            221              370            667
Other operating                                                          3,493          3,661           10,586          9,029
------------------------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                             25,802         25,320           77,542         76,594
------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                              17,132         17,004           51,241         50,267
Income taxes                                                             5,284          5,592           16,019         16,512
------------------------------------------------------------------------------------------------------------------------------
   NET INCOME                                                   $       11,848  $      11,412   $       35,222  $      33,755
------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share:
     Basic                                                      $         0.36  $        0.35   $         1.08  $        1.02
     Diluted                                                    $         0.36  $        0.34   $         1.07  $        1.01
==============================================================================================================================


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                                                                   Page 11 of 11

NBT BANCORP INC. AND SUBSIDIARIES                                    3Q         2Q       1Q       4Q        3Q
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME                         2003       2003     2003     2002      2002
-----------------------------------------------------------------------------------------------------------------
(in thousands, except per share data)                           (Unaudited)

INTEREST, FEE AND DIVIDEND INCOME:
Loans and leases                                                $     39,881  $39,540  $39,615  $41,598  $41,970
Securities available for sale                                          9,871   10,864   11,805   12,329   13,778
Securities held to maturity                                              840      857      889      951    1,010
Other                                                                    196      332      326      521      253
-----------------------------------------------------------------------------------------------------------------
  Total interest, fee and dividend income                             50,788   51,593   52,635   55,399   57,011
-----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits                                                              10,920   12,040   12,612   14,328   15,748
Short-term borrowings                                                    704      370      289      282      417
Long-term debt                                                         3,586    3,691    3,705    4,103    4,139
Trust preferred debentures                                               181        -        -        -        -
-----------------------------------------------------------------------------------------------------------------
  Total interest expense                                              15,391   16,101   16,606   18,713   20,304
-----------------------------------------------------------------------------------------------------------------
Net interest income                                                   35,397   35,492   36,029   36,686   36,707
Provision for loan and lease losses                                    2,436    1,413    1,940    2,546    2,424
-----------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan and lease losses         32,961   34,079   34,089   34,140   34,283
-----------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Trust                                                                    958    1,116      892      860      743
Service charges on deposit accounts                                    4,164    3,764    3,603    4,055    3,531
Broker/dealer and insurance fees                                       1,763    1,750    1,392    1,409    1,393
Net securities gains (losses)                                             18       38       27       26       (6)
Bank owned life insurance                                                398       14        -        -        -
Other                                                                  2,672    2,257    2,828    1,917    2,380
-----------------------------------------------------------------------------------------------------------------
  Total noninterest income                                             9,973    8,939    8,742    8,267    8,041
-----------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Salaries and employee benefits                                        12,486   12,060   12,659   11,621   11,720
Office supplies and postage                                            1,104    1,011    1,073    1,206    1,116
Occupancy                                                              2,143    2,182    2,526    2,036    2,032
Equipment                                                              1,909    1,944    1,766    1,862    1,672
Professional fees and outside services                                 1,421    1,240    1,302    1,746    1,446
Data processing and communications                                     2,640    2,720    2,721    2,725    2,705
Amortization of intangible assets                                        158      155      162      164      177
Loan collection and other real estate owned                              448      476      280      601      570
Capital securities                                                         -      179      191      172      221
Other operating                                                        3,493    3,881    3,212    3,728    3,661
-----------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                           25,802   25,848   25,892   25,861   25,320
-----------------------------------------------------------------------------------------------------------------
Income before income taxes                                            17,132   17,170   16,939   16,546   17,004
Income taxes                                                           5,284    5,362    5,373    5,302    5,592
-----------------------------------------------------------------------------------------------------------------
   NET INCOME                                                   $     11,848  $11,808  $11,566  $11,244  $11,412
-----------------------------------------------------------------------------------------------------------------
Earnings per share:
   Basic                                                        $       0.36  $  0.36  $  0.36  $  0.34  $  0.35
   Diluted                                                      $       0.36  $  0.36  $  0.35  $  0.34  $  0.34
=================================================================================================================